Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On December 23, 2008, Cavium Networks, Inc. (“the Company”) completed the acquisition of W&W Communications, Inc. (“W&W”) pursuant to the Agreement and Plan of Merger and Reorganization (“Agreement”) dated November 19, 2008. On August 1, 2008 the Company completed the acquisition of Star Semiconductor Corporation (“Star”), a Taiwan-based company, pursuant to the Asset Purchase Agreement, dated July 15, 2008.
For the purpose of the unaudited pro forma condensed combined financial statements, the acquisitions are assumed to have occurred as of January 1, 2007 with respect to the unaudited pro forma condensed combined statements of operations and as of September 30, 2008, for the W&W acquisition, with respect to the unaudited pro forma condensed combined balance sheet.
The acquisitions have been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total purchase consideration of the acquisitions were allocated to the tangible assets and identifiable intangible assets and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets were recorded as goodwill. The purchase price allocation is subject to revisions within 12 months from the date of acquisitions. Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Any revisions to the purchase price allocation are not expected to have a material impact on the statement of operations.
The unaudited pro forma condensed combined statements of operations do not reflect nonrecurring charges resulting from the acquisition transactions. The nonrecurring charges resulting from the acquisition transactions include in-process research and development and fair value of acquired inventory.
The unaudited pro forma combined condensed financial statements are for information purposes only and do not purport to represent what the Company’s actual results would have been if the acquisitions had been completed as of the date indicated above or that may be achieved in the future. The unaudited pro forma combined condensed statement of operations does not include the effects of any cost savings from operating efficiencies and synergies that may result from the acquisitions.
The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 filed on March 2, 2009, as well as Star’s historical financial statements included in the Current Report on Form 8-K/A filed on October 17, 2008, and W&W’s historical financial statements for the year ended December 31, 2007 and for the nine-month period ended September 30, 2008 included as Exhibit 99.1 and 99.2 in this Current Report on Form 8-K/A.

CAVIUM NETWORKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(in thousands)

	Historical
	As of September 30, 2008		Pro Forma		Pro Forma
	Cavium	W&W	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$91,918	$1,139	$(9,001	)(a)	$84,056
Accounts receivable, net	13,483	828	—		14,311
Inventories	15,301	349	216	(b)	15,866
Prepaid expenses and other current assets	1,276	167	—		1,443

Total current assets	121,978	2,483	(8,785)		115,676
Property and equipment, net	10,836	174	—		11,010
Intangible assets, net	8,212	—	10,114	(c)	18,326
Goodwill	4,186	—	6,925	(c)	11,111
Other assets	385	—	—		385

Total assets	$145,597	$2,657	$8,255		$156,509

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$7,116	$798	$—		$7,914

Accrued expenses and other current liabilities	3,447	942	6,929	(d)	11,318
Deferred revenue	1,685	470	(470	)(e)	1,685
Notes payable	—	92	(92	)(a)	—
Secured convertible promissory notes	—	8,415	(8,415	)(a)	—
Capital lease and technology license obligations, current	2,666	—	—		2,666

Total current liabilities	14,914	10,717	(2,048)		23,583

Capital lease and technology license obligations, net of current	2,255	—	—		2,255
Other non-current liabilities	616	—	464	(d)	1,080

Total liabilities	17,785	10,717	(1,584)		26,918

Stockholders’ equity (deficit)
Series A convertible preferred stock	—	1,487	(1,487	)(f)	—
Series B convertible preferred stock	—	4,992	(4,992	)(f)	—
Common stock	41	118	(118	)(g)	41
Additional paid-in capital	180,637	235	2,863	(g)	183,735
Accumulated comprehensive income	—	2	(2)		—
Accumulated deficit	(52,866)	(14,894)	13,575	(h)	(54,185)

Total stockholders’ equity (deficit)	127,812	(8,060)	9,839		129,591

Total liabilities and stockholders’ equity	$145,597	$2,657	$8,255		$156,509

CAVIUM NETWORKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(in thousands, except per share data)

	Historical			Pro Forma Adjustments
	Year ended December 31, 2007			Adjustments for	Adjustments for		Pro Forma
	Cavium	Star US$ (i)	W&W	Star acquisition	W&W acquisition		Combined
		(In US GAAP)

Net revenue	$54,203	$1,771	$2,819	$—	$—		$58,793
Cost of revenue	19,898	942	787	1,710 (i)	3,295	(i)	26,632

Gross profit	34,305	829	2,032	(1,710)	(3,295)		32,161

Operating expenses:
Research and development	19,548	1,840	4,059	—	—		25,447
Sales, general and administrative	14,688	553	2,295	44 (i)	97	(i)	17,677
In-process research and development					1,319		1,319

Total operating expenses	34,236	2,393	6,354	44	1,416		44,443

Income (loss) from operations	69	(1,564)	(4,322)	(1,754)	(4,711)		(12,282)

Other income (expense), net:
Interest expense	(622)	(1)	(347)	—	347	(j)	(623)
Warrant revaluation expense	(573)	—	—	—			(573)
Interest income and other	3,458	56	(53)	—	(469	)(k)	2,992

Total other income (expense), net	2,263	55	(400)	—	(122)		1,796

Income (loss) before income tax expense	2,332	(1,509)	(4,722)	(1,754)	(4,833)		(10,486)
Income tax expense (benefit)	142	—	2	—	(32	)(l)	112

Net income (loss)	$2,190	$(1,509)	$(4,724)	$(1,754)	$(4,801)		$(10,598)

Net income (loss) per common share, basic	$0.08						$(0.36)

Weighted average shares used in computing basic net income(loss) per common share	29,006						29,344

Net income (loss) per common share, diluted	$0.07						$(0.36)

Weighted average shares used in computing diluted net income(loss) per common share	32,432						29,344

CAVIUM NETWORKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(in thousands, except per share data)

		Historical
	For the nine months	For the seven	For the nine months
	ended September 30,	months ended August	ended September 30,	Pro Forma Adjustments
	2008	1, 2008	2008	Adjustments for	Adjustments for		Pro Forma
	Cavium	Star US$ (i)	W&W	Star acquisition	W&W acquisition		Combined
		(In US GAAP)

Net revenue	$64,429	$1,355	$2,776	$—	$—		$68,560
Cost of revenue	24,494	699	811	840 (i)	1,246	(i)	28,090

Gross profit	39,935	656	1,965	(840)	(1,246)		40,470

Operating expenses:
Research and development	18,874	1,726	3,255	—	—		23,855
Sales, general and administrative	15,953	461	3,134	33 (i)	73	(i)	19,654

Total operating expenses	34,827	2,187	6,389	33	73		43,509

Income (loss) from operations	5,108	(1,531)	(4,424)	(873)	(1,319)		(3,039)

Other income (expense), net:
Interest expense	(403)	—	(560)	—	560	(j)	(403)
Interest income and other	2,100	59	205	—	(192	)(k)	2,172

Total other income (expense), net	1,697	59	(355)	—	368		1,769

Income (loss) before income tax expense	6,805	(1,472)	(4,779)	(873)	(951)		(1,270)
Income tax expense (benefit)	941	—	12	—	(658	)(l)	295

Net income (loss)	$5,864	$(1,472)	$(4,791)	$(873)	$(293)		$(1,565)

Net income (loss) per common share, basic	$0.15						$(0.04)
Weighted average shares used in computing basic net income (loss) per common share	40,283						40,621

Net income (loss) per common share, diluted	$0.14						$(0.04)
Weighted average shares used in computing diluted net income (loss) per common share	42,617						40,621

CAVIUM NETWORKS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     On December 23, 2008, Cavium Networks, Inc. (“the Company”) completed the acquisition of W&W Communications, Inc. (“W&W”) pursuant to the Agreement and Plan of Merger and Reorganization (“Agreement”) dated November 19, 2008. On August 1, 2008, the Company completed the acquisition of Star Semiconductor Corporation (“Star”), a Taiwan-based company, pursuant to the Asset Purchase Agreement dated July 15, 2008. Both of the acquisitions were accounted for under purchase method of accounting.
     The unaudited pro forma combined condensed balance sheet as of September 30, 2008 is based on the historical financial statements of the Company and W&W after giving effect to the acquisition adjustments resulting from the acquisition of W&W. The unaudited pro forma combined balance sheet as of September 30, 2008 is presented as if the W&W acquisition had occurred on September 30, 2008.
     The unaudited pro forma combined statements of operations for the year ended December 31, 2007 are based on the historical financial statements of the Company for the period then ended, Star’s historical financial statements for the period then ended, and W&W’s historical financial statements for the period then ended after giving effect to the acquisition adjustments. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2008 are based on the historical financial statements of the Company for the period then ended, Star for its historical financial statements for the period January 1 through August 1, 2008, and W&W’s historical financial statements for the period then ended after giving effect to the acquisition adjustments. The unaudited pro forma combined statement of operations is presented as if the Star and W&W acquisitions had occurred on January 1, 2007.
(i)	Star maintains its accounting records and prepares its financial statements in New Taiwan (“NT”) dollars under Republic of China (“ROC”) GAAP. The US GAAP balances were derived from US GAAP adjustment and translations. For detail balance in NT dollars and US GAAP adjustments, please refer to Form 8-K/A filed on October 17, 2008 (No. 001-33435).
2. STAR ACQUISITION
     On August 1, 2008, the Company completed the acquisition of Star. Pursuant to the terms of the Asset Purchase Agreement, the Company paid approximately $9.6 million, including acquisition related expenses of $0.8 million. Included in the purchase price was $1.0 million that was placed in escrow for 60 days after closing in order to indemnify the Purchasers for certain matters, including breaches of representations and warranties and covenants made by Star. The transaction was accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” Under the purchase method of accounting, the estimated purchase price was allocated to the tangible assets and identifiable intangible assets and liabilities assumed based on their relative fair values. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill.

Amount
(in thousands)

Total purchase price of the acquisition of Star is as follows:
Cash consideration	$8,790
Acquisition related expenses (1)	786

Total purchase price	$9,576

(1)	Acquisition related expenses include legal and accounting fees and other external costs directly related to the acquisition.

     The preliminary allocation of purchase price based on estimated fair values and other adjustments (in thousands):

Net tangible assets	$973
Identifiable intangible assets
Existing and core technology	4,823
Customer contracts and relationships	307
Trade name	82
Order backlog	83
Goodwill	3,308

Total purchase price	$9,576

Intangible Assets
     The fair value of intangible assets of $5.3 million has been allocated to the following identifiable intangible asset categories:

	Estimated
	useful life
	(in years)	Amount
		(in thousands)
Intangible Assets
Existing and core technology — product	4.0	$4,316
Existing technology — to be licensed	0.2	507
Customer contracts and relationships	7.0	307
Trade name	2.0	82
Order backlog	0.2	83

Total		$5,295

     The fair value of the existing technology- product, existing technology-to be licensed and the customer contracts and relationships was determined based on an income approach using the discounted cash flow method. The discount rate of 18.0% used to value the existing technology — product and discount rate of 20.0% used to value the customer contracts and relationships was estimated using a discount rate based on implied rate of return of the transaction, adjusted for the specific risk profile of each asset. The discount rate of 4.5% used to value the existing technology-to be licensed was based on a short-term risk free interest rate. The remaining useful life was estimated based on historical product development cycles, the projected rate of technology attrition, and the patterns of project economic benefit of the assets.
     The fair value of core technology and trade name was determined using a variation of income approach known as the profit allocation method. The estimated savings in profit were determined using a 3.0% profit allocation rate and a discount rate of 18.0%. The estimated useful life was determined based on the future economic benefit expected to be received from the asset.
     The fair value of order backlog was determined using cost approach where the fair value was based on estimated sales and marketing expenses expected to be incurred to regenerate the order backlog. The estimated useful life was determined based on the future economic benefit expected to be received from the asset.
3. W&W ACQUISITION
     On December 23, 2008, the Company completed the acquisition of W&W. Pursuant to the Agreement, the Company paid approximately $8.0 million in total consideration, including approximately $3.9 million in cash, 338,245 unregistered common shares of the Company valued at approximately $3.1 million and direct acquisition costs of approximately $1.0 million. In addition, in order to effect the transaction, the Company assumed and immediately paid off W&W’s notes payable of approximately $8.9 million as defined in the merger agreement.
     The transaction was accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” Under the purchase method of accounting, the estimated purchase price was allocated to the tangible assets and identifiable intangible assets and liabilities assumed based on their relative fair values. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The final purchase price allocation may differ based upon the final purchase price. The primary area of purchase price allocation that is not finalized is the acquisition related expenses. The purchase price allocation will be finalized in 2009.

Amount
(in thousands)
Total purchase price of the acquisition of W&W is as follows:
Cash consideration	$3,894
Value of Cavium’s common stock issued	3,098
Acquisition related expenses (1)	969

Total purchase price	$7,961

(1)	Acquisition related expenses include legal and accounting fees, and other external costs directly related to the acquisition.
The preliminary allocation of purchase price based on estimated fair values and other adjustments (in thousands):

Net tangible assets (liabilities)	$(10,397)
Identifiable intangible assets
Existing technology	7,768
In-process technology	1,319
Patents/Core technology	1,306
Customer contracts and relationships	583
Order backlog	457
Goodwill	6,925

Total purchase price	$7,961

     The fair value of the existing technology and customer contracts and relationships was determined based on an income approach using the discounted cash flow method. The discount rate of 18.0% was used to value the existing technology and discount rate of 20% was used to value the customer contracts and relationships and was estimated using a discount rate based on implied rate of return of the transaction, adjusted for the specific risk profile of each asset. The remaining useful life of existing technology was estimated based on historical product development cycles, the projected rate of technology attrition, and the patterns of project economic benefit of the assets. The remaining useful life of customer contracts and relationships was estimated based on customer attrition, new customer acquisition and future economic benefit of the asset.
     The fair value of core technology was determined using a variation of income approach known as the profit allocation method. The estimated savings in profit were determined using a 5.0% profit allocation rate and a discount rate of 20.0%. The estimated useful life was determined based on the future economic benefit expected to be received from the asset.
     The fair value of order backlog was determined using cost approach where the fair value was based on estimated sales and marketing expenses expected to be incurred to regenerate the order backlog. The estimated useful life was determined based on the future economic benefit expected to be received from the asset.
(4) PRO FORMA ADJUSTMENTS
     The unaudited pro forma combined condensed balance sheets and statements of operations give effect to the following pro forma adjustments:

(a)	To record the net cash paid for the W&W acquisition. Approximately $0.5 million was related to acquisition related expenses and $8.5 million was used to repay the note as defined in the merger agreement. The pro forma cash paid of $9.0 million differs from the total purchase price of $8.0 million. The reconciliation is as following (in thousands):

Purchase price of the acquisitions	$7,961
less: value of common stock issued	(3,098)
less: cash consideration not paid as of the close of the acquisition	(3,894)
less: acquisition related expenses not paid as of the close of the acquisition	(475)
add: note payable repaid at the close of the acquisition	8,507

$9,001

(b)	To record the fair market value of W&W’s inventory, less the estimated costs to sell that inventory. This amount will be amortized through cost of sales over the estimated turn period of that inventory. This amount has not been adjusted in the pro forma combined statements of operations as it is non-recurring in nature.

(c)	To record the fair value of identifiable intangibles and goodwill resulting from the acquisition (see footnote 3 above).

(d)	To record cash consideration unpaid as of the close of the acquisitions of $3.9 million and additional liabilities of $3.5 million assumed upon the acquisitions, which included unpaid acquisition related expenses and acquisition related restructuring expenses; $464,000 of the acquisition related restructuring expenses is classified as long term liability.

(e)	To eliminate W&W’s deferred revenue as no additional deliverable and no fair value was recorded upon the acquisition.

(f)	To eliminate W&W’s historical stockholders’ equity that included Series A and B convertible preferred stock.

(g)	To eliminate W&W’s historical stockholders’ equity and record issuance of 338,245 unregistered shares of common stock with the fair market value of approximately $3.1 million.

(h)	To eliminate W&W’s accumulated deficit of $14.9 million, and record the fair value of in-process technology of $1.3 million.

(i)	To record amortization of acquired intangibles resulting from the Star and W&W acquisitions for the respective periods.

(j)	To adjust interest expense related to W&W’s note, which was extinguished as part of the acquisition for the respective periods.

(k)	To adjust interest income to reflect net cash paid to repay the note and other direct acquisition cost of approximately $9.0 million at the close date of the acquisition. The interest income was reduced based on an estimated annual interest rate of 5.21% and 2.84% for the year ended December 31, 2007 and for the nine-month ended September 30, 2008, respectively, which was based on the Company’s historical rate on its interest-bearing cash balances for the respective periods.

(l)	To record income tax benefit upon the acquisition.
(5) PRO FORMA COMBINED NET INCOME PER SHARE
     The pro forma basic and diluted net income per share amounts presented are based upon the weighted average number of common shares outstanding during the period presented. Approximately196,000 restricted stock unit awards were issued to Star’s employees, 453,000 shares of stock options and 165,000 shares of restricted stock unit awards were issued to W&W’s employees. The pro forma diluted shares did not include the dilutive effect of stock options and restricted stock unit awards because the effect was anti-dilutive.